EXHIBIT (10)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information, and to the use of our reports: (1) dated February 3, 2006, with respect to the financial statements of certain subaccounts of TFLIC Separate Account VNY, which are available for investment by the contract owners of the Advisor’s Edge NY Variable Annuity, and (2) dated February 17, 2006, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, included in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-122235) under the Securities Act of 1933 and related Prospectus of the Advisor’s Edge NY Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 24, 2006